Exhibit 99.2

Karnes County Business

Unaudited Condensed Combined Financial Statements as of June 30,

2018 and December 31, 2017 and for the Three and Six Months Ended

June 30, 2018 and 2017

KARNES COUNTY BUSINESS

TABLE OF CONTENTS

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS AS OF JUNE 30, 2018 AND DECEMBER 31, 2017 AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017:

Condensed Combined Balance Sheets (Unaudited)	1

Condensed Combined Statements of Operations (Unaudited)	2

Condensed Combined Statement of Changes in Parents’ Net Investment (Unaudited)	3

Condensed Combined Statements of Cash Flows (Unaudited)	4

Notes to Condensed Combined Financial Statements (Unaudited)	5

KARNES COUNTY BUSINESS

CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2018 AND DECEMBER 31, 2017

(UNAUDITED)

(dollars in thousands)

	June 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	$156,414	$100,512
Related party	14,035	13,692
Other	457	—
Other current assets	622	332

Total current assets	171,528	114,536

PROPERTY, PLANT AND EQUIPMENT:
Proved oil and natural gas properties	1,927,474	1,654,988
Unproved oil and natural gas properties	101,237	76,708
Accumulated depreciation, depletion and amortization	(280,873)	(166,159)

Total property, plant and equipment-net	1,747,838	1,565,537

EQUITY METHOD INVESTMENT	10,133	8,901

TOTAL	$1,929,499	$1,688,974

LIABILITIES AND PARENTS’ NET INVESTMENT
CURRENT LIABILITIES:
Accounts payable and accrued liabilities:
Third party	$61,961	$74,536
Derivative liability	4,091	6,764

Total current liabilities	66,052	81,300

LONG-TERM LIABILITIES:
Asset retirement obligations	4,538	3,929
Long-term derivative liability	2,161	3,052
Deferred taxes	2,915	2,724
Other liabilities	—	131

Total long-term liabilities	9,614	9,836

COMMITMENTS AND CONTINGENCIES (Note 6)
PARENTS’ NET INVESTMENT	1,853,833	1,597,838

TOTAL LIABILITIES AND PARENTS’ NET INVESTMENT	$1,929,499	$1,688,974

See accompanying notes to the unaudited condensed combined financial statements.

KARNES COUNTY BUSINESS

CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017

(UNAUDITED)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
REVENUES:
Oil sales	$176,481	$80,811	$330,637	$168,072
Natural gas sales	10,115	6,333	18,489	12,511
Natural gas liquids sales	13,391	5,451	23,173	11,018

Total operating revenues	199,987	92,595	372,299	191,601

OPERATING COSTS AND EXPENSES:
Lease operating expenses	15,436	8,751	26,371	17,349
Gathering, transportation and processing	5,103	3,482	8,854	7,362
Production taxes	9,248	4,033	16,972	8,486
Exploration costs	350	274	452	306
Asset retirement obligations accretion expense	(13)	16	83	88
Depreciation, depletion and amortization	63,353	36,552	114,714	61,720
General and administrative expenses	5,209	4,258	11,009	8,264

Total operating costs and expenses	98,686	57,366	178,455	103,575

OPERATING INCOME	101,301	35,229	193,844	88,026

OTHER INCOME (EXPENSE)
Gain (loss) on derivatives – net	(14,800)	1,352	(21,992)	2,689
Other (expense) income	613	20	982	(21)

Total other income (expense)	(14,187)	1,372	(21,010)	2,668

INCOME BEFORE INCOME TAX EXPENSE	87,114	36,601	172,834	90,694
INCOME TAX EXPENSE	665	540	1,019	1,337

NET INCOME	$86,449	$36,061	$171,815	$89,357

See accompanying notes to the unaudited condensed combined financial statements.

KARNES COUNTY BUSINESS

CONDENSED COMBINED STATEMENT OF CHANGES IN PARENTS’ NET INVESTMENT

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(UNAUDITED)

(dollars in thousands)

Balance - December 31, 2017	$1,597,838
Parents’ contribution, net	84,180
Net income	171,815

Balance - June 30, 2018	$1,853,833

See accompanying notes to the unaudited condensed combined financial statements.

KARNES COUNTY BUSINESS

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

(UNAUDITED)

(dollars in thousands)

	For the Six Months Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$171,815	$89,357
Adjustments to reconcile net income to net cash provided by operating activities:
Asset retirement obligations accretion expense	83	88
Depreciation, depletion and amortization	114,714	61,720
(Gain) loss on derivatives – net	21,992	(2,689)
Cash settlements of derivative contracts	(25,556)	154
Deferred taxes	191	569
Other	(1,141)	253
Changes in assets and liabilities, net of amounts acquired:
Accounts receivable	(46,276)	(30,178)
Accounts payable and accrued liabilities	263	7,161
Other assets and liabilities, net	(421)	(530)

Net cash provided by operating activities	235,664	125,905

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of oil and natural gas properties	(150,139)	(58,652)
Additions to oil and natural gas properties	(169,529)	(109,809)
Purchase of and contributions to equity method investment	(175)	(8,787)

Net cash used in investing activities	319,844	(177,248)

CASH FLOWS FROM FINANCING ACTIVITIES:
Parents’ contribution, net	84,180	51,344

Net cash provided by financing activities	84,180	51,344

NET CHANGE IN CASH AND CASH EQUIVALENTS	—	—
CASH AND CASH EQUIVALENTS - Beginning of year	—	—

CASH AND CASH EQUIVALENTS - End of period	$—	$—

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$337	$43
NONCASH INVESTING ACTIVITIES:
Costs for additions to oil and natural gas properties in accounts payable and accrued liabilities	$38,682	$65,103

See accompanying notes to the unaudited condensed combined financial statements

KARNES COUNTY BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2018 AND DECEMBER 31, 2017 AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017 (UNAUDITED)

1.	BACKGROUND AND ORGANIZATION

The accompanying unaudited condensed combined financial statements have been prepared to reflect the assets, liabilities, revenues, expenses and cash flows from certain oil and natural gas assets (the “Karnes County Business”) previously owned by EnerVest Energy Institutional Fund XIV-A, L.P. (“XIV-A”), EnerVest Energy Institutional Fund XIV-C, L.P. (“XIV-C”), EnerVest Energy Institutional Fund XIV-WIC, L.P. (“XIV-WIC”), EnerVest Energy Institutional Fund XIV-2A, L.P. (“XIV-2A”) and EnerVest Energy Institutional Fund XIV-3A, L.P. (“XIV-3A”), together the “Karnes County Contributors”.

The Karnes County Business, which operates in the Eagle Ford Shale in South Texas, was contributed as part of a contribution and merger agreement dated March 20, 2018 that closed July 31, 2018 between the Karnes County Contributors and TPG Pace Energy Holdings Corp. (“TPGE”) and TPG Pace Energy Parent LLC (the “Contribution”). TPGE expects that the Karnes County Business will be its “predecessor” for financial reporting purposes.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The unaudited condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, certain information and disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted. The Karnes Country Contributors believe that the presentations and disclosures herein are adequate to make the information not misleading. The unaudited condensed combined financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the interim periods. The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the full year. These interim unaudited condensed combined financial statements should be read in conjunction with the Karnes County Business audited combined financial statements and the related notes for the year ended December 31, 2017.

Although the Karnes County Contributors are not under common control, each are managed by the same managing general partner, EnerVest, Ltd., (“EnerVest”) and as such, these unaudited condensed financial statements have been presented on a combined basis for financial reporting purposes.

The assets, liabilities, revenues, expenses and cash flows related to the Karnes County Business were not previously separately accounted for as a stand-alone legal entity and have been carved out of the overall assets, liabilities, revenues, expenses and cash flows from the Karnes County Contributors as appropriate. In addition, the Parents’ Net Investment represents the Karnes County Contributors’ interest in the

KARNES COUNTY BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2018 AND DECEMBER 31, 2017 AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017 (UNAUDITED)

recorded net assets of the Karnes County Business and represents the cumulative net investment of the Karnes County Contributors’ in the Karnes County Business through the dates presented, inclusive of cumulative operating results.

The Karnes County Contributors utilize EnerVest’s centralized processes and systems for its treasury services and the Karnes County Business’ cash activity are commingled with other oil and gas assets that are not part of the Contribution. As such, the net results of the cash transactions between the Karnes County Business and the Karnes County Contributors are reflected as Parents’ Net Investment in the accompanying balance sheets.

The accompanying unaudited condensed combined financial statements also include a portion of indirect costs for salaries and benefits, rent, accounting, legal services and other expenses. In addition to the allocation of indirect costs, the unaudited condensed combined financial statements reflect certain agreements executed by the Karnes County Contributors for the benefit of the Karnes County Business, including price risk management instruments. The allocations methodologies for significant allocated items include:

Corporate G&A — EnerVest, as managing general partner, provides management, accounting and advisory services to the Karnes County Contributors in exchange for a quarterly management fee based on the Karnes County Contributors’ investor commitments, which were used, in part, to acquire the Karnes County Business and as well as other oil and natural properties that are not part of the Contribution. As such, the management fee was allocated to the Karnes County Business using a ratio of asset acquisitions value to total asset acquisitions completed by the Karnes County Contributors, for the each of the three and six month periods ended June 30, 2018 and 2017.

Derivatives — Certain Karnes County Contributors enter into financial instruments to manage the Karnes County Business’ exposure to changes in commodity prices for the Karnes County Business as well as other oil and natural gas properties that are not part of the Contribution, on a combined basis. The commodity derivative activity is allocated to the Karnes County Business using a ratio of expected crude oil and condensate, natural gas liquids (“NGL”), and natural gas volumes produced, on an equivalents basis, by the Karnes County Business to the Karnes County Contributors’ total expected crude oil and condensate, NGL, and natural gas produced, on an equivalents basis, for each of the three and six month periods ended June 30, 2018 and 2017.

Debt — The Karnes County Business’ oil and natural gas properties are collateral to various credit facilities held by the Karnes County Contributors. Upon closing of the Contribution, the Karnes County Business’ oil and natural gas properties became collateral under TPG Pace Energy Parent LLC’s parent company revolving credit facility. Amounts outstanding on these credit facilities have not been allocated to the Karnes County Business as they are not directly attributable to the Karnes County Business.

KARNES COUNTY BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2018 AND DECEMBER 31, 2017 AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017 (UNAUDITED)

The management of the Karnes County Business believes the allocation methodologies used are reasonable and result in an allocation of the indirect costs and other items to operate the Karnes County Business as if it were a stand-alone entity. These allocations may not be indicative of the cost of future operations or the amount of future allocations. Direct costs were included at the historical amounts related to each reported period.

Use of Estimates — The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Standards - In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014–09, Revenue from Contracts with Customers (“ASU 2014-09”). This ASU, as amended, superseded virtually all of the revenue recognition guidance in generally accepted accounting principles in the United States. The core principle of the five–step model is that an entity will recognize revenue when it transfers control of goods or services to customers at an amount that reflects the consideration to which it expects to be entitled in exchange for those goods or services. Entities can choose to apply the standard using either the full retrospective approach or a modified retrospective approach. The Karnes County Business plans to implement ASU 2014-09 as of January 1, 2019 using the modified retrospective method. The Karnes County Business has aggregated and reviewed its contracts that are within the scope of ASC 606. Based on its evaluation, the Karnes County Business does not anticipate the adoption of ASC 606 will have a material impact on its balance sheet or related statements of operations or cash flows. However, ASC 606 will affect how certain transactions are presented in its financial statements.

In August 2016, the FASB issued ASU No. 2016–15, Statement of Cash Flows. This ASU addresses certain cash flow issues with the objective of reducing the existing diversity in practice in how the cash receipts and cash payments are presented and classified in the statement of cash flows. The Karnes County Business adopted ASU 2016–15 on January 1, 2018. The adoption of this ASU did not have a material impact on the Karnes County Business unaudited condensed combined financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The main objective of ASU 2016-02 is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases. ASU 2016-02 requires lessees to recognize assets and liabilities arising from leases on the balance sheet. ASU 2016-02 further defines a lease as a contract that conveys the right to control the use of identified property, plant, or equipment for a period of time in exchange for consideration. Control over the use of the identified asset means that the customer has both (1) the right to obtain substantially all of the economic benefit from the use of the asset and (2) the right

KARNES COUNTY BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2018 AND DECEMBER 31, 2017 AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017 (UNAUDITED)

to direct the use of the asset. ASU 2016-02 requires disclosures by lessees and lessors to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. In July of 2018, the FASB issued ASU 2018-11 that allows entities to initially apply the new leases standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Karnes Country Business plans to adopt this transition relief and apply the provisions of the standard prospectively to leases in effect at the date of adoption. For non-public entities, ASU 2016-02 is effective for financial statements issued for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years; early application is permitted. The Karnes County Business will not early adopt this standard. The Karnes County Business will apply the new standard for interim and annual reporting periods starting January 1, 2020 using a modified retrospective approach, including several optional practical expedients related to leases commenced before the effective date. The Karnes County Business is currently evaluating the impact of this standard on its financial statements and has started the assessment process by evaluating the population of leases under the revised definition. The adoption of this standard will result in an increase in the assets and liabilities on the Karnes County Business’s combined balance sheets. The quantitative impacts of the new standard are dependent on the leases in force at the time of adoption. As a result, the evaluation of the effect of the new standards will extend over future periods.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”). The main objective of ASU 2017-01 is to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The amendments of this ASU provide a screen to determine when asset is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. If the screen is not met, the amendments of this ASU (i) require that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (ii) remove the evaluation of whether a market participant could replace missing elements. The Karnes County Business adopted ASU 2017-01 on January 1, 2018, and has applied the ASU to any acquisitions.

No other new accounting pronouncements issued or effective during the six months ended June 30, 2018 have had or are expected to have a material impact on the unaudited condensed combined financial statements.

KARNES COUNTY BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2018 AND DECEMBER 31, 2017 AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017 (UNAUDITED)

3.	ACQUISITIONS

On March 1, 2018, the Karnes County Business acquired certain oil and natural gas properties located in the Eagle Ford Shale from GulfTex Energy III, L.P. and GulfTex Energy IV, L.P. for an adjusted purchase price of approximately $150.1 million, net of customary closing adjustments (the “Subsequent GulfTex Acquisition”).

The recognized fair value of identifiable assets and acquired liabilities assumed in connection with the Subsequent GulfTex Acquisition, is as follows (dollars in thousands):

Total consideration	$150,139

Purchase Price Allocation:
Accounts receivable	10,425
Proved oil and natural gas properties	118,721
Unproved oil and natural gas properties	22,802
Accounts payable and accrued liabilities	(1,752)
Asset retirement obligations	(57)

$150,139

The purchase price allocation in connection with the Subsequent GulfTex Acquisition is preliminary.

On January 31, 2017, the Karnes County Business acquired assets from BlackBrush Karnes Properties, LLC for aggregate consideration of approximately $58.7 million, net of customary closing adjustments (the “Subsequent BlackBrush Acquisition”).

The recognized fair value of identifiable assets and acquired liabilities assumed in connection with the Subsequent BlackBrush Acquisition, is as follows (dollars in thousands):

Total consideration	$58,653

Purchase Price Allocation:
Accounts receivable	2,193
Proved oil and natural gas properties	57,263
Unproved oil and natural gas properties	1,552
Accounts payable and accrued liabilities	(2,244)
Asset retirement obligations	(111)

$58,653

KARNES COUNTY BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2018 AND DECEMBER 31, 2017 AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017 (UNAUDITED)

The Karnes County Business accounted for these acquisitions as business combinations. The assets acquired and the liabilities assumed have been measured at fair value based on various estimates. These estimates are based on key assumptions related to the business combination, including reviews of publicly disclosed information for other acquisitions in the industry, historical experience of the companies, data that was available through the public domain and due diligence reviews of the acquire business. Any acquisition-related transaction costs are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred.

The results of operations for these acquisitions are included in the Karnes County Business’ unaudited condensed combined financial statements from the date of closing of each acquisition.

4.	RISK MANAGEMENT

The Karnes County Business’ activities expose it to risks associated with changes in the market price of oil, natural gas and natural gas liquids. As such, future earnings are subject to fluctuation due to changes in the market price of oil, natural gas and natural gas liquids. The Karnes County Contributors, on behalf of the Karnes County Business, use derivatives to reduce its risk of volatility in the prices of oil, natural gas and natural gas and its policies do not permit the use of derivatives for speculative purposes.

The Karnes County Business has elected not to designate any of its derivatives as hedging instruments. Accordingly, changes in the fair value of our derivatives are recorded immediately to earnings as “Gain (loss) on derivatives - net” in the unaudited condensed combined statements of operations.

As of June 30, 2018, the Karnes County Contributors had entered into commodity contracts for the benefit of the Karnes County Business with the following terms:

Period Covered	Hedged Volume	Weighted Average Fixed Price	Weighted Average Floor Price	Weighted Average Ceiling Price
Oil (MBbls):
Collars - 2018	138.0	$—	$47.00	$70.53
Collars - 2019	661.3	—	51.34	60.28

Natural Gas (MMBtus)
Swaps - 2018	110,400.0	$2.96	$—	$—
Collars - 2018	23,000.0	—	2.90	3.30
Swaps - 2019	9,000.0	3.16	—	—
Collars - 2019	57,090.0	—	2.51	3.38

Natural Gas Liquids (MBbls)
Swaps - 2018	73.1	$16.27	$—	$—

KARNES COUNTY BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2018 AND DECEMBER 31, 2017 AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017 (UNAUDITED)

The following table sets forth the fair values and classification of the outstanding derivatives entered into by the Karnes County Contributors on behalf of the Karnes County Business (dollars in thousands):

	Gross Amounts of Recognized Assets	Gross Amounts Offset in the Balance Sheet	Net Amounts of Assets Presented in the Balance Sheet
Derivatives:
As of June 30, 2018:
Derivative asset	$—	—	$—
Long-term derivative asset	—	—	—

Total	$—	$—	$—

As of December 31, 2017:
Derivative asset	$180	$(180)	$—
Long-term derivative asset	48	(48)	—

Total	$228	$(228)	$—

	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Balance Sheet	Net Amounts of Liabilities Presented in the Balance Sheet
Derivatives:
As of June 30, 2018:
Derivative liability	$4,091	$—	$4,091
Long-term derivative liability	2,161		2,161

Total	$6,252	$—	$6,252

As of December 31, 2017:
Derivative liability	$6,944	$(180)	$6,764
Long-term derivative liability	3,100	(48)	3,052

Total	$10,044	$(228)	$9,816

KARNES COUNTY BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2018 AND DECEMBER 31, 2017 AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017 (UNAUDITED)

The Karnes County Business has entered into master netting arrangements with its counterparties. The amounts above are presented on a net basis in its balance sheets when such amounts are with the same counterparty. In addition, the Karnes County Business has recorded accounts payable and receivable balances related to its settled derivatives that are subject to its master netting arrangements. These amounts are not included in the above table; however, under its master netting agreements, the Karnes County Business has the right to offset these positions against its forward exposure related to outstanding derivatives.

5.	FAIR VALUE MEASUREMENTS

The fair value hierarchy has three levels based on the reliability of the inputs used to determine fair value. Level 1 refers to fair values determined based on quoted prices in active markets for identical assets or liabilities. Level 2 refers to fair values determined based on quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration. Level 3 refers to fair values determined based on our own assumptions used to measure assets and liabilities at fair value.

The estimated fair values of the Karnes County Business’ financial instruments have been determined at discrete points in time based on relevant market information. The financial instruments consist of accounts receivable, accounts payable and accrued liabilities and derivatives. The carrying amounts of these financial instruments other than derivatives approximate fair value because of the short-term nature of the items. Derivatives are recorded at fair value (see below).

KARNES COUNTY BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2018 AND DECEMBER 31, 2017 AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017 (UNAUDITED)

The following table presents the fair value hierarchy table for the Karnes County Business’ assets and liabilities that are required to be measured at fair value on a recurring basis (dollars in thousands):

		Fair Value Measurements
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
As of June 30, 2018:
Assets:
Oil, natural gas and natural gas liquids derivatives	$—	$—	$—	$—

Liabilities:
Oil, natural gas and natural gas liquids derivatives	$6,252	$—	$6,252	$—

As of December 31, 2017:
Assets:
Oil, natural gas and natural gas liquids derivatives	$228	$—	$228	$—

Liabilities:
Oil, natural gas and natural gas liquids derivatives	$10,044	$—	$10,044	$—

The Karnes County Business’ derivatives consist of over-the-counter (“OTC”) contracts which are not traded on a public exchange. As the fair value of these derivatives is based on inputs using market prices obtained from independent brokers or determined using quantitative models that use as their basis readily observable market parameters that are actively quoted and can be validated through external sources, including third party pricing services, brokers and market transactions, the Karnes County Business has categorized these derivatives as Level 2. The Karnes County Business values these derivatives using the income approach using inputs such as the forward curve for commodity prices based on quoted market prices and prospective volatility factors related to changes in the forward curves.

6.	COMMITMENTS AND CONTINGENCIES

EnerVest Energy Institutional Fund XIV-A, L.P., EnerVest Energy Institutional Fund XIV-WIC, L.P., EnerVest Energy Institutional Fund XIV-3A, L.P., and EnerVest Operating, L.L.C. are named defendants in a lawsuit wherein the plaintiffs claim to be entitled to a minority working interest in certain Karnes County Business properties. The litigation is in the discovery stage. The exposure related to this litigation is currently not reasonably estimable. An unfavorable outcome may have a material effect on the financial condition of the Karnes County Business.

KARNES COUNTY BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2018 AND DECEMBER 31, 2017 AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017 (UNAUDITED)

The Karnes County Contributors are not aware of any additional disputes or legal actions that could have a material effect on the Karnes County Business’ unaudited condensed combined financial statements, and no amounts have been accrued at June 30, 2018 or December 31, 2017.

7.	RELATED PARTY TRANSACTIONS

EnerVest, as managing general partner, provides management, accounting and advisory services to the Karnes County Contributors in exchange for a quarterly management fee based on the Karnes County Contributors’ investor commitments. The management fees incurred by the Karnes County Contributors have been allocated to the Karnes County Business using a ratio of asset acquisitions value to total asset acquisitions completed by the Karnes County Contributors. The management fees allocated to the Karnes County Business and included in General and administrative expenses in the Condensed Combined Statements of Operations were $4.4 million and $3.8 million for the three months ended June 30, 2018 and 2017 and were $8.3 million and $7.5 million for the six months ended June 30, 2018 and 2017, respectively.

Along with allocated general and administrative expense, the Karnes County Contributors entered into operating agreements with EnerVest Operating, LLC (“EVOC”), a wholly-owned subsidiary of EnerVest, to act as contract operator of the Karnes County Business’ oil and natural gas wells. The Karnes County Business reimburses EVOC for direct expenses incurred. A majority of such expenses are charged on an actual basis (i.e., no mark-up or subsidy is charged or received by EVOC). These costs are included in lease operating expenses in the Combined Statements of Operations. Additionally, in its role as contract operator, EVOC also collects proceeds from oil, natural gas and natural gas liquids sales and distributes them to the Karnes County Business and other working interest owners. Amounts receivable from EVOC and other related parties were $14.0 million and $13.7 million at June 30, 2018 and December 31, 2017, respectively.

8.	SUBSEQUENT EVENTS

The Karnes County Business has evaluated subsequent events through August 14, 2018 and has determined, other than those disclosed, there are no events that required disclosure or recognition in these unaudited condensed combined financial statements.

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